Exhibit 23.3




                               ACCOUNTANTS' CONSENT





The Board of Directors
Davidson & Associates, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus relating to Ideon Group, Inc. and CUC International, Inc. and the Form S-4 of CUC International, Inc. which includes such proxy statement, dated June, 1996.



                                                    /s/ KPMG Peat Marwick LLP

                                                       KPMG PEAT MARWICK LLP



Long Beach, California
June 26, 1996